UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2015 (April 29, 2015)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2015, Quanta Services, Inc. (“Quanta”), Crown Castle International Corp., a Delaware corporation (“Crown Castle”), and CC SCN Fiber LLC, a Delaware limited liability company and wholly owned subsidiary of Crown Castle (“CC Fiber”), entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which Quanta will sell all of its issued and outstanding equity interests in Quanta Fiber Networks, Inc., a Delaware corporation and a wholly owned subsidiary of Quanta (“Sunesys”), to CC Fiber (the “Transaction”). Sunesys, along with its wholly owned subsidiaries, comprises substantially all of Quanta’s fiber optic licensing operations.

Subject to the terms of the Purchase Agreement, Crown Castle will pay (or cause to be paid) an aggregate purchase price of $1 billion in cash, subject to certain limited adjustments based on (i) outstanding closing date indebtedness of Sunesys, (ii) capital expenditures by Sunesys in the period between signing and closing, and (iii) certain other reimbursable expenses, including transaction expenses and certain change of control payments that may be due to Sunesys employees.

Completion of the Transaction is subject to various regulatory approvals, including with respect to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and approval from the Federal Communications Commission and applicable state public service or public utilities commissions. Completion of the Transaction is also subject to other customary closing conditions, including the absence of a material adverse effect and the absence of certain governmental proceedings or litigation related to the Transaction. The parties have made customary representations and warranties and agreed to certain covenants and indemnities. The Purchase Agreement also grants both Crown Castle and Quanta the right to terminate the Purchase Agreement in certain situations.

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

2.1	Stock Purchase Agreement dated as of April 29, 2015, by and among Quanta Services, Inc., CC SCN Fiber LLC, and Crown Castle International Corp.*

*	Schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Quanta undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2015	QUANTA SERVICES, INC.

	By:	/s/ Steven J. Kemps
	Name:	Steven J. Kemps
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Stock Purchase Agreement dated as of April 29, 2015, by and among Quanta Services, Inc., CC SCN Fiber LLC, and Crown Castle International Corp.*

*	Schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Quanta undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.